                                                                EXHIBIT 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



K-V Pharmaceutical Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 2-56793, 2-76173, 33-46400, 33-44927,
333-00199, 333-48252 and 333-85516) and Registration Statement on Form S-3 (File Number 333-87402 and 333-106294) of our reports dated June 4, 2004, relating to the consolidated financial statements and schedule of K-V Pharmaceutical Company appearing in the Company's Annual Report on Form 10-K as of and for the year ended March 31, 2004.



/s/ BDO Seidman, LLP


Chicago, Illinois
June 13, 2005